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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of this 1st day of March, 1996, by and between GARDENESCAPE, INC., a Delaware corporation
("GardenEscape"), and ANDY R. MARTIN ("Martin").

                                   RECITALS

     GardenEscape and Martin acknowledge the following:

     A. Martin has valuable expertise and experience in the software and information development field which will enable him to provide valuable business and management services to GardenEscape.

     B. GardenEscape desires to employ Martin and Martin desires to accept such employment on the terms and conditions set forth in this Agreement.

                                  AGREEMENTS

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1.  Employment; Term. GardenEscape employs Martin and Martin accepts
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employment with GardenEscape on the terms and conditions set forth in this
Agreement. The term of Martin's employment shall commence as of March 1, 1996 and continue on a month to month basis unless sooner terminated in accordance with the terms hereof (the "Employment Period").

     2.  Duties. Martin shall serve as the Vice President of Development of
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GardenEscape and will, under the direction of the Board of Directors of
GardenEscape (the "Board"), faithfully and to the best of his ability perform the duties of Vice President of Development as assigned by the Board from time to time. As Vice President of Development, Martin will be responsible for all development efforts for GardenEscape, including general technology, architecture, software development, data-base design and implementation, integration with GardenEscape's entire supply chain and research and development. Martin will develop and maintain a source code control strategy and a backup and disaster recovery system that will safeguard against the loss, destruction and unauthorized use or modification of the database, architecture and related software. At reasonable intervals, Martin shall provide GardenEscape with
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backup master copies of all code, software and other products created by him or under his supervision. As a key executive of GardenEscape, Martin's duties and responsibilities are subject to reasonable review and modification by the Board. Martin agrees to devote his entire business time, effort, skill and attention to the discharge of such duties while employed by GardenEscape.

     3.   Compensation.
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          (a)  Base Salary. Martin shall receive a base salary of $100,000 per
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year, payable in regular and equal semi-monthly installments ("Base Salary").
Martin's Base Salary shall be subject to annual review by the Board. Except as otherwise provided, GardenEscape's obligation to pay Base Salary shall terminate upon termination of this Agreement.

          (b)  Incentive Compensation. Martin shall be eligible to participate
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in the Incentive Compensation Plan of GardenEscape which is attached hereto as
Exhibit A (the "Incentive Compensation").

          (c)  Stock Option Plan. GardenEscape shall grant to Martin options to
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purchase an aggregate of 100,000 shares of GardenEscape's common stock, $.01 par value in accordance with the terms of the GardenEscape, Inc. 1996 Stock Option Issuance Plan and the GardenEscape Stock Option Agreement which agreement is attached as Exhibit B.

     4.   Fringe Benefits. During the Employment Period, GardenEscape will
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provide Martin with the following fringe benefits:

          (a)  Generally. Martin shall receive such fringe benefits as are
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generally made available to executive-level employees of GardenEscape in comparable positions, which benefits shall be at least as favorable as those provided to all salaried employees of GardenEscape and such other benefits as the Board of Directors of GardenEscape may from time to time, in its discretion, grant to Martin.

          (b)  Employee Benefit Plans. Martin shall be eligible to participate,
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to the extent he may be eligible, in any profit sharing, retirement, insurance or other employee benefit plan maintained by GardenEscape.

          (c)  Group Life and Health Coverage. Martin shall be eligible to
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participate in any group life and health policy in effect for employees of
GardenEscape.

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          (d)  Vacation. Martin shall be entitled to receive three weeks' paid
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vacation annually. Such vacation shall be taken at such time and in such intervals as are mutually acceptable to Martin and GardenEscape.

     5.   Termination of Employment. Either GardenEscape or Martin may terminate
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this Agreement at any time with or without cause upon 30 days prior written notice to the other party. If this Agreement is terminated, whether by Martin or by GardenEscape, GardenEscape's sole obligation shall be to pay any outstanding accrued Base Salary to Martin.

     6.   Representations and Warranties of Martin. Martin represents and
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warrants to the Company that his execution, delivery and performance of this
Agreement will not (a) violate the provisions of, or constitute a default under, any other contract or agreement to which Martin is a party or by which he is bound, and (b) infringe upon any patent, trademark, copyright or other proprietary right of any third party.

     7.   Ownership of Work Product. All right, title and interest in and to all
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of Martin's work product relating to the subject matter hereof or otherwise related to the services performed under this Agreement, including, but not limited to, all ideas, techniques, inventions, processes, systems, computer programs, software, operating instructions, design concepts, documentation, source documents, stored data, reports and notes (the "Work Product"), shall rest exclusively with GardenEscape. Martin acknowledges and agrees that the Work Product includes works made for hire. Martin may not use the Work Product for any purpose other than for the benefit of GardenEscape without GardenEscape's prior written consent. GardenEscape may, in its sole discretion, use, transfer and dispose of the Work Product. Martin unconditionally transfers, conveys, relinquishes and releases to GardenEscape all right, title, interest and claim which Martin now has, has had, or may in the future have with respect to the Work Product, including all derivative works, copyrights, patents, trade secrets or other intellectual property rights associated with the Work Product. Martin agrees to execute assignments of all intellectual property rights relating to the Work Product upon GardenEscape's request and will perform such other acts and execute such other documents and instruments as GardenEscape may now or hereafter deem reasonably necessary or desirable to evidence the transfer of absolute ownership of all Work Product to GardenEscape. Notwithstanding the foregoing, the parties agree that Martin may, in his free time, continue to develop and own the rights to object oriented programming tools and other processes or systems which are unrelated to GardenEscape's business and areas of interest provided, however that

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Martin obtain the prior written consent of GardenEscape to these specific activities, which consent will not be unreasonably withheld.

     8.   Noncompetition. The parties agree that GardenEscape's customer
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contacts and relations are established and maintained at great expense and by virtue of Martin's employment with GardenEscape, Martin will have unique and extensive exposure to and personal contact with GardenEscape's customers, and that he will be able to establish a unique relationship with those individuals and entities that will enable him, both during and after employment, to unfairly compete with GardenEscape. Further, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of GardenEscape's business, trade secrets and confidential information and to prevent great damage or loss to GardenEscape as a result of action taken by Martin. Martin acknowledges that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate Martin for agreeing to such restrictions. Martin acknowledges that he could continue to actively pursue his career and earn sufficient compensation in the same or similar business without breaching any of the restrictions contained in this Agreement.

          (a)  During Term of Employment. Martin hereby covenants and agrees
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that, during his employment with GardenEscape, he shall not, directly or indirectly, either individually or as an employee, officer, principal, agent, partner, member, manager, shareholder, owner, trustee, beneficiary, co-venturer, distributor or consultant or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is competitive with GardenEscape or any successor or assign of GardenEscape. The ownership of less than a 2% interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of GardenEscape, shall not be deemed financial participation in a competitor.

          (b)  Upon Termination of Employment. Martin agrees that for a period
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of two years after termination of his employment with GardenEscape he will not, directly or indirectly, either individually or as an employee, officer, agent, partner, member, manager, shareholder, owner, trustee, beneficiary, co-venturer, distributor, consultant or in any other capacity:

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               (i)       Canvass, solicit or accept from any person or entity
who is an "Active Customer" of GardenEscape any business in competition with the business of GardenEscape or the successors or assigns of GardenEscape. "Active Customer" shall mean any account which received within the twelve months prior to Martin's termination of employment (or the duration of his employment if less than twelve months), any products or services supplied by or on behalf of GardenEscape.

               (ii) Request or advise any of the Active Customers, suppliers or other business contracts of GardenEscape who currently have or have had business relationships with GardenEscape within twelve months preceding the date of Martin's termination of employment (or the duration of his employment if less than twelve months), to withdraw, curtail or cancel any of their business or relations with GardenEscape.

               (iii) Induce or attempt to induce any employee, officer, director, sales representative, consultant or other personnel of GardenEscape to terminate his or her relationship or breach his or her agreements with GardenEscape.

               (iv) Participate in, become associated with, provide assistance to, consult with, engage in or have a financial or other interest in any business, activity or enterprise within the "Restricted Territory" which is competitive with the business of GardenEscape or any successor or assign of GardenEscape; provided, however, that the ownership of less than 2% of the stock of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a competitor of GardenEscape, shall not be deemed financial participation in a competitor. For purposes of this Agreement, the "Restricted Territory" shall mean the United States of America and in such other geographic areas as GardenEscape has Active Customers.

     9.   Confidentiality.
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          (a)  In performing the Services, Martin shall maintain in confidence, and safeguard as GardenEscape's property, all written and oral information relating to GardenEscape and its actual and proposed business which, at any time, becomes known to Martin, including, but not limited to, the existence of and terms of this Agreement and any and all information concerning GardenEscape's business, strategic plans, formulas, processes, techniques, know-how, trade secrets, technology, designs, products, customer lists, the Work Product

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and other proprietary information of GardenEscape and information of customers or suppliers of GardenEscape not generally known in the public domain (collectively, "Confidential Information"). For purposes of this Agreement, Confidential Information shall include, without limitation, any information delivered prior to the execution of this Agreement, any oral, written or computer-based information, any knowledge gained through observation of the records, products or facilities of GardenEscape, any information of which Martin participated in the development or discovery of and any information or other material derived from any of the foregoing. Martin shall not, except as otherwise expressly authorized in advance and in writing by GardenEscape:

               (i) disclose or authorize anyone to disclose to any third party any Confidential Information; or

               (ii) use any Confidential Information for any reason other than for performing his duties hereunder.

          (b) Martin agrees to promptly return or transfer to GardenEscape, upon GardenEscape's request, all physical embodiments of the Confidential Information. Martin further agrees to promptly erase all embodiments of the Confidential Information from all storage devices including, but not limited to, random access memory ("RAM") devices, read-only memory (ROM) devices, disks and disk drives.

          (c) Martin's obligations under this section 6 shall not apply to any Confidential Information shall not include information which was known to Martin, as evidenced by Martin's contemporaneous written records, prior to the time of disclosure by GardenEscape; which Martin can prove is or becomes publicly known or available to the public through no fault of Martin; which Martin can prove is disclosed in writing to Martin by a third party who had the legal right to make such disclosure; or the disclosure of which GardenEscape expressly consents to in advance and in writing.

     10.  Relationship with Suppliers. The parties agree that the profitability
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and goodwill of GardenEscape depends on continued, amicable relations with its suppliers and Martin agrees, during his employment with GardenEscape and for two years thereafter, he will not cause, request or advise any suppliers of GardenEscape to curtail or cancel their business with GardenEscape.

     11.  Common Law of Torts and Trade Secrets. The parties agree that nothing
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in this Agreement shall be construed to limit or negate the common

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law of torts or trade secrets where it provides GardenEscape with broader protection than that provided herein.

     12.  Inventions and Improvements. Martin agrees that every improvement,
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invention, process, technique, apparatus, method, manufacturing system, computer program, design or other creation (collectively, the "Inventions") that Martin may invent, discover, conceive or originate by himself or in conjunction with any other person that relates in any respect to the business of GardenEscape now or hereafter carried on by it shall be the exclusive property of GardenEscape. Martin understands and agrees that in partial consideration of his employment for the compensation herein stated, all such Inventions shall be the exclusive property of GardenEscape. If Martin fails to make or refuses to make an assignment to GardenEscape of any Invention, GardenEscape shall have the authority, and this Agreement shall operate to give GardenEscape authority to execute, seal and deliver, as the act of Martin, any license, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper to convey to GardenEscape the entire right, title and interest in and to such Invention. Martin hereby agrees to hold GardenEscape and its assigns harmless by reason of GardenEscape's acts pursuant to this paragraph. Martin further agrees that, during the term of this Agreement and at any time thereafter whenever reasonably necessary for the protection of GardenEscape, he shall cooperate with and be compensated by GardenEscape and its counsel in the prosecution and/or defense of any litigation at the cost of GardenEscape which may arise in connection with the Inventions, without any liability or cost to Martin.

     13.  Specific Performance. Martin acknowledges and agrees that irreparable
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injury to GardenEscape may result in the event Martin breaches any covenant and agreement in this Agreement, including those contained in sections 8, 9 and 12 hereof and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if Martin engages in any act in violation of the provisions of sections 8, 9 and 12, Martin agrees that GardenEscape shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of sections 8, 9 and 12.

     14.  Sale, Consolidation or Merger. In the event of a sale of the stock of
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GardenEscape, or consolidation or merger of GardenEscape with or into another corporation or entity, or the sale of substantially all of the operating assets of GardenEscape to another corporation, entity or individual, the successor-in-interest shall be deemed to have assumed all liabilities of GardenEscape under this Agreement.

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     15.  Waiver. The failure of either party to insist, in any one or more
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instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

     16.  Notices. Any notice to be given hereunder shall be deemed sufficient
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if addressed in writing and delivered by registered or certified mail or delivered personally, in the case of GardenEscape, to its principal business office and, in the case of Martin, to his address appearing on the records of GardenEscape, or to such other address as he may designate in writing to GardenEscape.

     17.  Severability. In the event that any provision shall be held to be
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invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may, and is hereby directed to, so modify the objectionable provision as to make it valid, reasonable and enforceable. Furthermore, the parties specifically acknowledge the covenants and agreements contained in sections 9 and 10 hereof.

     18.  Amendment. This Agreement may only be amended by an agreement in
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writing signed by all of the parties hereto.

     19.  Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas.

     20.  Benefit. This Agreement shall be binding upon and inure to the
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benefit of and shall be enforceable by and against GardenEscape, its successors and assigns, and Martin, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Martin may not be delegated or assigned except as specifically set forth in this Agreement.

                              GARDENESCAPE, INC.

                              BY  /s/ CLIFFORD A. SHARPLES
                                  -----------------------------------
                                      Clifford A. Sharples, President

                                  /s/ ANDY R. MARTIN
                                  -----------------------------------
                                      Andy R. Martin



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                                   EXHIBIT A

                          INCENTIVE COMPENSATION PLAN

          Martin shall be eligible to receive an annual bonus in an amount of up to $20,000, which bonus shall be based on the performance of the Corporation and Martin's performance of his duties hereunder. The Board shall, in its sole discretion, determine the timing, amount and criteria for awarding such bonus.

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